Arteris Announces Financial Results for the Fourth Quarter and Full Year 2022 and Estimated First Quarter and Full Year 2023 Guidance
CAMPBELL, Calif. - February 28, 2023- Arteris, Inc. (Arteris or Arteris IP), a leading provider of network-on-chip (NoC) interconnect and other intellectual property (IP) technology that manages the on-chip communications in system-on-chip (SoC) semiconductor devices, today announced financial results for the fourth quarter and year ended December 31, 2022, and provided estimated first quarter and full year 2023 guidance.

“We’re excited to report a strong finish to 2022, with Annual Contract Value plus Trailing Twelve Month Royalties of $52.4 million, an increase of 22% year-over-year when adjusted for the loss of HiSilicon and DJI, which can be attributed to tighter BIS restrictions after 2019,” said K. Charles Janac, President and CEO of Arteris IP. “With the introduction of our new FlexNoC 5 innovation and the acquisition of Semifore in the fourth quarter, we are working to enable our customers to accelerate their SoC design and improve the overall SoC design economics while shortening product schedules and the risks of costly redesigns. Despite short-term macro-economic uncertainties, we believe Arteris is well positioned for growth as our customers continue to innovate in areas such as automotive, consumer electronics, and machine learning across all applications, driving the need for increased use of commercial System IP.”
Fourth Quarter 2022 Financial Highlights:
•Annual Contract Value (ACV) and trailing twelve months (TTM) royalties of $52.4 million, compared to $50.0 million for the same period last year
•Revenue of $11.2 million, down 2% year-over-year
•Remaining performance obligation (RPO) of $57.7 million, down 5% year-over-year
•Operating loss of $9.1 million
•Non-GAAP operating loss of $5.8 million, compared to a Non-GAAP operating loss of $2.8 million in the year-ago period
•Net loss of $7.2 million or $0.21 per share
•Non-GAAP net loss of $4.0 million or $0.12 per share
•Non-GAAP free cash flow of $(0.8) million or (7)% of revenue

Full year 2022 Financial Highlights:
•Revenue of $50.4 million, up 33% year-over-year
•Operating loss of $28.9 million
•Non-GAAP operating loss of $16.2 million, compared to a Non-GAAP operating loss of $15.5 million for the year-ended 2021
•Net loss of $27.4 million or $0.84 per share
•Non-GAAP net loss of $14.7 million or $0.45 per share
•Non-GAAP free cash flow of $(7.8) million or (16)% of revenue
Fourth Quarter 2022 Business Highlights:
•38 Active Customers added in FY2022, highlighting an accelerating Arteris customer base;
•24 confirmed design starts in the fourth quarter across many of our core verticals, including in automotive, enterprise computing, communications, consumer electronics and industrial markets;
•We announced the release of FlexNoC 5, the 5th generation of Arteris’ network-on-chip interconnect technology;
•We acquired Semifore, expanding our IP deployment automation solutions, and accelerating SoC development with the integration of Semifore's hardware/software interface (HSI) technology;

•We announced a partnership with SiFive to accelerate RISC-V SoC designs for Edge AI applications; and
•Telechips licensed FlexNoC interconnect IP for use in its advanced automotive applications.

Estimated First Quarter and Full Year 2023 Guidance:

	Q1 2023	FY 2023
(in millions, except %)
ACV + TTM royalties	$51.5 - $55.5	$60.4 - $65.4
Revenue	$11.0 - $13.0	$56.0 - $60.0
Non-GAAP operating loss (%)	55.0% - 75.0%	28.5% - 43.5%
Free cash flow (%)	(81.7)% - (56.7)%	(19.7)% - (9.7)%
The guidance provided above are forward-looking statements and reflect our expectations as of today's date. Actual results may differ materially. Refer to the section titled "Forward-Looking Statements" below for information on the factors, among others, that could cause our actual results to differ materially from these forward-looking statements.

Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP operating loss, Non-GAAP operating loss margin, Non-GAAP net loss, Non-GAAP net loss per share, free cash flow and free cash flow margin are Non-GAAP financial measures. Additional information on Arteris’ historic reported results, including a reconciliation of these Non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of Non-GAAP guidance measures reported above to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Arteris' results computed in accordance with GAAP.

Definitions of the other business metrics used in this press release including ACV, active customers, confirmed design starts and RPO are included below under the heading “Other Business Metrics.”
Conference Call
Arteris will host a conference call today on February 28, 2023 to review its fourth quarter and full year 2022 financial results and to discuss its financial outlook.

Time:	4:30PM ET
United States/Canada Toll Free:	877-407-9208
International Toll:	1-201-493-6784
Conference ID:	13735413
A live webcast will also be available in the Investor Relations section of Arteris’ website at: https://ir.arteris.com/events-and-presentations
A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Arteris
Arteris IP (Nasdaq: AIP) provides system-on-chip (SoC) system IP consisting of network-on-chip (NoC) interconnect IP and IP deployment technology to accelerate system-on-chip (SoC) semiconductor development and integration for a wide range of applications from AI to automobiles, mobile phones, IoT, cameras, SSD controllers, and servers for customers such as Bosch, Mobileye, Samsung, Toshiba and NXP. Arteris IP products include the Ncore® cache coherent and FlexNoC® non-coherent interconnect IP, the CodaCache® standalone last level cache, and optional Resilience Package (ISO 26262 functional safety), FlexNoC AI Package, and PIANO® automated timing closure capabilities. Our IP deployment products provide intelligent automation that accelerates the development and increases the quality of SoC hardware designs and their associated software and firmware, verification and simulation platforms, and specifications and customer documentation. Customer results obtained by using Arteris IP products include lower power, higher performance, more efficient design reuse and faster SoC development, leading to lower development and production costs.
Investor Contacts:
Arteris
Nick Hawkins
Chief Financial Officer
IR@arteris.com
Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@arteris.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to, statements regarding our future financial and operating performance, including our GAAP and Non-GAAP guidance for the fourth quarter and full year 2022; our market opportunity and its potential growth; our position within the market and our ability to drive customer value; and our ability to make progress even in a challenging economic environment. The words "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "expect," "estimate," "seek," "predict," "future," "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the significant competition we face from larger companies and third-party providers; our history of net losses; whether semiconductor companies in the automotive market, enterprise computing market, communications market, consumer electronics market, and industrial markets incorporate our solutions into their end products and the growth and economic stability of these end markets; our ability to attract new customers and the extent to which our customers renew their subscriptions for our solutions; the ability of our customers’ end products achieving market acceptance or growth; our ability to sustain or grow our licensing revenue; our ability, and the cost, to successfully execute on research and development efforts; the occurrence of product errors or defects in our solutions; if we fail to offer high-quality support; the occurrence of macro-economic conditions that adversely impact us, our customers and their end product markets; the effects of geopolitical conflicts, such as the military conflict between Russia and Ukraine; the range of regulatory, operational, financial and political risks we are exposed to as a result of our dependence on international customers and operations; our ability to protect our proprietary technology and inventions through patents and other IP rights; whether we are subject to any liabilities or fines as a result of government regulation, including import, export and economic sanctions laws and regulations; the occurrence of a disruption in our networks or a security breach; risks associated with doing business in China; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the quarter ended December 31, 2022 to be filed with the Securities and Exchange Commission (SEC) on February 28, 2023. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended December 31, 2022 are not necessarily indicative of our operating results for any future periods.

Arteris, Inc
Condensed Consolidated Statements of Loss
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue
Licensing, support and maintenance	$10,269	$10,378	$46,012	$34,731
Variable royalties and other	934	1,056	4,366	3,133
Total revenue	11,203	11,434	50,378	37,864
Cost of revenue	1,085	1,113	4,281	3,731
Gross profit	10,118	10,321	46,097	34,133
Operating expense:
Research and development	10,318	10,240	41,167	30,812
Sales and marketing	4,631	3,755	17,419	11,726
General and administrative	4,229	3,606	16,367	13,360
Total operating expenses	19,178	17,601	74,953	55,898
Loss from operations	(9,060)	(7,280)	(28,856)	(21,765)
Interest expense	(29)	(21)	(89)	(105)
Interest and other income (expense), net	1,019	(61)	1,425	(474)
Loss before income taxes and loss from equity method investment	(8,070)	(7,362)	(27,520)	(22,344)
Loss from equity method investment, net of tax	(284)	—	(284)	—
Provision for (benefit from) income taxes	(1,139)	428	(417)	1,040
Net loss	$(7,215)	$(7,790)	$(27,387)	$(23,384)

Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.27)	$(0.84)	$(1.06)
Weighted average shares used on computing per share amounts, basic and diluted	33,596,146	28,501,707	32,578,776	21,972,101

Arteris, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	As of December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$37,423	$85,825
Short-term investments	30,728	—
Accounts receivable, net	7,143	13,873
Prepaid expenses and other current assets	5,818	6,949
Total current assets	81,112	106,647
Property and equipment, net	3,617	2,438
Long-term investments	4,427	—
Equity method investment	11,897	—
Operating lease right-of-use assets	1,883	2,765
Intangibles, net	4,575	2,959
Goodwill	4,218	2,677
Other assets	3,787	2,957
TOTAL ASSETS	115,516	$120,443
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	572	$1,722
Accrued expenses and other current liabilities	12,095	10,573
Operating lease liabilities, current	899	961
Deferred revenue, current	28,839	28,403
Vendor financing arrangements, current	1,264	833
Total current liabilities	43,669	42,492
Deferred revenue, noncurrent	21,840	20,773
Operating lease liabilities, noncurrent	1,009	1,851
Vendor financing arrangements, noncurrent	448	266
Deferred income, noncurrent	9,993	—
Other liabilities	1,022	2,157
Total liabilities	77,981	67,539
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value of $0.001—10,000,000 shares authorized and no shares issued and outstanding as of December 31, 2022 and 2021	—	—
Common stock, par value of $0.001—300,000,000 shares authorized at December 31, 2022 and 2021; 34,625,875 and 31,530,682 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	34	31
Additional paid-in capital	103,778	91,945
Accumulated other comprehensive gain (loss)	101	(81)
Accumulated deficit	(66,378)	(38,991)
Total stockholders’ equity	37,535	$52,904
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	115,516	$120,443

Arteris, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Twelve Months Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(27,387)	$(23,384)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,099	1,492
Stock-based compensation	11,692	5,510
Pension plan expenses	136	109
Operating non-cash lease expense	(21)	(45)
Amortization of deferred income	(391)	—
Gain on deconsolidation of subsidiary	(149)	—
Loss from equity method investment	284	—
Net accretion of discounts on available-for-sale securities	(177)	—
Deferred income taxes	(484)	—
Other, net	14	(9)
Changes in operating assets and liabilities:
Accounts receivable, net	7,102	477
Prepaid expenses and other assets	202	(4,418)
Accounts payable	(1,034)	350
Accrued expenses and other liabilities	517	2,836
Deferred revenue	830	16,268
Net cash used in operating activities	(6,767)	(814)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,051)	(808)
Payments relating to investment in equity method investment	(519)	—
Purchases of available-for-sale securities	(35,031)	—
Proceeds from principal portion of related party loan	241	—
Payments for business acquisition, net of cash acquired	(1,121)	—
Payments of deferred consideration for business acquisition	—	(500)
Other	—	(51)
Net cash used in investing activities	(37,481)	(1,359)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of contingent consideration for business combination	(1,573)	—
Proceeds from issuance of common stock upon initial public offering, net of underwriting commissions	—	74,865
Proceeds from issuance of common stock	—	5,435
Payments to tax authorities for shares withheld from employees	(2,065)	—
Payments of principal portion of term loan	—	(550)
Principal payments under vendor financing arrangements	(1,136)	(574)
Proceeds from exercise of stock options	876	599
Payments of deferred offering costs	(256)	(3,521)
Net cash (used in) provided by financing activities	(4,154)	76,254
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(48,402)	74,081
CASH AND CASH EQUIVALENTS, beginning of period	85,825	11,744
CASH AND CASH EQUIVALENTS, end of period	$37,423	$85,825

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain Non-GAAP financial measures, as described below, to understand and evaluate our core performance. These Non-GAAP measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define "Non-GAAP Gross Profit and Non-GAAP Gross Margin" as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue. We define “Non-GAAP Loss from Operations” as our income (loss) from operations adjusted to exclude stock-based compensation, acquisition costs and amortization of acquired intangible assets. We define “Non-GAAP Net Loss” as our net income (loss) adjusted to exclude stock-based compensation, acquisition costs, amortization of acquired intangible assets and gain on extinguishment of debt.

We define “Non-GAAP EPS”, as our Non-GAAP Net Income (Loss) divided by our GAAP weighted-average number of shares outstanding for the period on a diluted basis. Management uses Non-GAAP EPS to evaluate the performance of our business on a comparable basis from period to period.

The above items are excluded from our Non-GAAP Gross Profit, Non-GAAP Income (Loss) from Operations and Non-GAAP Net Income (Loss) because these items are non-cash in nature, or are not indicative of our core operating performance, and render comparisons with prior periods and competitors less meaningful. We believe Non-GAAP Gross Profit, Non-GAAP Income (Loss) from Operations and Non-GAAP Net Income (Loss) provide useful supplemental information to investors and others in understanding and evaluating our results of operations, as well as provide a useful measure for period-to-period comparisons of our business performance.

We define free cash flow as net cash (used in) provided by operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, about the amount of cash used in our operations other than that used for investments in property and equipment.

Other Business Metrics
Annual Contract Value (ACV) – we define Annual Contract Value for an individual customer agreement as the total fixed fees under the agreement divided by the number of years in the agreement term. Our total ACV is the aggregate ACVs for all our customers as measured at a given point in time. Total fixed fees includes licensing, support and maintenance and other fixed fees under IP licensing or software licensing agreements but excludes variable revenue derived from licensing agreements with customers, particularly royalties. We monitor ACV to measure our success and believe the increase in the number shows our progress in expanding our customers’ adoption of our solutions. ACV fluctuates due to a number of factors, including the timing, duration and dollar amount of customer contracts.
Active Customers – we define Active Customers as customers who have entered into a license agreement with us that remains in effect. The retention and expansion of our relationships with existing customers are key indicators of our revenue potential.
Confirmed Design Starts – we define Confirmed Design Starts as when customers confirm their commencement of new semiconductor designs using our interconnect IP and notify us. Confirmed Design Starts is a metric management uses to assess the activity level of our customers in terms of the number of new semiconductor designs that are started using our interconnect IP in a given period. We believe that the number of Confirmed Design Starts is an important indicator of the growth of our business and future royalty revenue trends.
Remaining Performance Obligations (RPO) – we define Remaining Performance Obligations as the amount of contracted future revenue that has not yet been recognized, including both deferred revenue and contracted amounts that will be invoiced and recognized as revenue in future periods.

Arteris, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Gross profit	$10,118	$10,321	$46,097	$34,133
Add:
Stock-based compensation expense included in cost of revenue	88	176	562	218
Non-GAAP gross profit	$10,206	$10,497	$46,659	$34,351
Gross margin	90%	90%	92%	90%
Non-GAAP gross margin	91%	92%	93%	91%

Research and development	$10,318	$10,240	$41,167	$30,812
Stock-based compensation expense	(1,430)	(2,850)	(5,865)	(3,495)
Amortization of acquired intangible assets (1)	(85)	(85)	(340)	(340)
Non-GAAP research and development	$8,803	$7,305	$34,962	$26,977

Sales and marketing	$4,631	$3,755	$17,419	$11,726
Stock-based compensation expense	(445)	(507)	(2,123)	(579)
Amortization of acquired intangible assets (1)	(35)	(35)	(138)	(138)
Non-GAAP sales and marketing	$4,151	$3,213	$15,158	$11,009

General and administrative	$4,229	$3,606	$16,367	$13,360
Stock-based compensation expense	(647)	(833)	(3,142)	(1,218)
Acquisition costs (2)	(527)	—	(527)	(238)
Non-GAAP general and administrative	$3,055	$2,773	$12,698	$11,904

Loss from operations	$(9,060)	$(7,280)	$(28,856)	$(21,765)
Stock-based compensation expense	2,610	4,366	11,692	5,510
Acquisition costs (2)	527	—	527	238
Amortization of acquired intangible assets (1)	120	120	478	478
Non-GAAP loss from operations	$(5,803)	$(2,794)	$(16,159)	$(15,539)

Net loss	$(7,215)	$(7,790)	$(27,387)	$(23,384)
Stock-based compensation expense	2,610	4,366	11,692	5,510
Acquisition costs (2)	527	—	527	238
Amortization of acquired intangible assets (1)	120	120	478	478
Gain on extinguishment of debt (3)	—	—	—	(10)
Non-GAAP net loss (4)	$(3,958)	$(3,304)	$(14,690)	$(17,168)

Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.27)	$(0.84)	$(1.06)
Per share impacts of adjustments to net loss (5)	$0.09	$0.15	$0.39	$0.28
Non-GAAP EPS, basic and diluted	$(0.12)	$(0.12)	$(0.45)	$(0.78)

Weighted average shares used in computing per share amounts, basic and diluted	33,596,146	28,501,707	32,578,776	21,972,101

(1) Represents the amortization expenses of our intangible assets attributable to the Magillem acquisition.
(2) Includes advisory, legal, accounting, valuation, and other professional or consulting fees associated with the Magillem and Semifore acquisitions and recorded in general and administrative.
(3) Presented within interest and other expense, net on the consolidated statements of loss.

(4) Our GAAP tax provision is primarily related to foreign withholding taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no significant tax impact associated with these Non-GAAP adjustments.
(5) Reflects the aggregate adjustments made to reconcile Non-GAAP Net Loss to our net loss as noted in the above table, divided by the GAAP diluted weighted average number of shares of the relevant period.
Free Cash Flow

	Twelve Months Ended December 31,
	2022	2021
Net cash used in operating activities	$(6,767)	$(814)
Less:
Purchase of property and equipment	(1,051)	(808)
Free cash flow	$(7,818)	$(1,622)
Net cash used in investing activities	$(37,481)	$(1,359)
Net cash (used in) provided by financing activities	$(4,154)	$76,254